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                                                                    EXHIBIT 99.1

                 LA JOLLA PHARMACEUTICAL PROVIDES UPDATE ON NDA
                     FILING REGARDING ACCELERATED APPROVAL

                 CONFERENCE CALL SCHEDULED FOR 1:30 P.M. EASTERN

SAN DIEGO, JULY 24, 2003 - La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced today that, based on recent discussions with the United States Food and Drug Administration (FDA), the Company may pursue an accelerated approval for its lupus drug candidate, Riquent(TM), under the FDA's Subpart H regulation. The FDA will make the determination of approvability and the conditions of the approval after it has reviewed the Company's New Drug Application (NDA). As previously announced, La Jolla Pharmaceutical plans to submit an NDA for Riquent around the end of this year.

Under Subpart H, drugs in development for serious, life-threatening diseases with an unmet medical need can be approved on an accelerated basis if the FDA determines that the effect of the drug on a surrogate endpoint is reasonably likely to predict clinical benefit and that a post-marketing clinical trial can be successfully completed following drug approval which confirms the clinical benefit. A post-marketing clinical trial may need to be initiated prior to approval, but under Subpart H, such a trial would not need to be completed until after approval. The Company is currently in discussions with the FDA about the design and timing of a post-marketing clinical trial.

As previously announced, in the Company's Phase 3 and Phase 2/3 trials, patients treated with Riquent had significantly reduced levels of antibodies to double-stranded DNA (dsDNA) compared with patients treated with placebo. The Company believes that data from its clinical trials and the relevant medical literature would support the use of antibodies to dsDNA as a surrogate endpoint that would be reasonably likely to predict clinical benefit.

"The outcome of our recent discussions with the FDA is an important step forward for the Company," said Steve Engle, Chairman and CEO of La Jolla Pharmaceutical Company. "Not only does Subpart H offer an alternate pathway for potential approval of Riquent, but it also may enable an accelerated approval of Riquent, allowing patients to gain access to Riquent while an additional post-marketing study is ongoing."

Lupus is a chronic, life-threatening autoimmune disease afflicting about 1 million people in the United States and Europe. A significant number of lupus patients develop kidney disease, a leading cause of morbidity and mortality in lupus patients. The current standard of care for lupus kidney disease involves treatment with corticosteroids and chemotherapy drugs that can cause severe side effects including diabetes, hypertension and sterility, and may leave patients vulnerable to opportunistic infections. Riquent is designed to specifically prevent the production of antibodies responsible for lupus kidney disease without suppressing the normal functions of the immune system.

The Company will host a conference call today, Thursday, July 24, 2003, at 1:30 p.m. Eastern Time. The dial in number is (800) 299-6183 for U.S. callers and
(617) 801-9713 for international callers. The call identification number is 98432801. A live audio


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webcast of the conference call will be available through La Jolla
Pharmaceutical's Web site at www.ljpc.com.

The webcast will also be available to both institutional and individual investors via CCBN's Investor Distribution Network. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents, at www.streetevents.com.

A replay of the conference call can be accessed by dialing (888) 286-8010 (US) or (617) 801-6888 (International). The passcode for the replay is 27190619. The call will be available for approximately one week. A replay of the call will also be available on the Company's website.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases afflicting several million people in the United States and Europe. The Company is developing Riquent(TM), formerly known as LJP 394, for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis and other thrombotic events. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

Except for historical statements, this press release contains forward-looking statements involving significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those which express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Although we plan to submit a New Drug Application ("NDA") for Riquent(TM), there is no guarantee that regulatory authorities will approve Riquent in a timely manner, or at all. Our analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), are ongoing and could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent has shown that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare. Although we plan to submit an NDA for Riquent, the results from our clinical trials of Riquent may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the U.S. or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent to obtain marketing approval. There is no guarantee, however, that we will have the necessary resources to complete any additional trial, that we will elect to conduct an additional trial, or that any additional trial


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will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories, may require regulatory approval, and will likely be necessary for the approval and the commercialization of Riquent. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the clear need for additional financing; FDA approval of our manufacturing facilities and processes; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing, and sales experience; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form
10-K for the year ended December 31, 2002, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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